Exhibit 99.1

Contact: Larry Kurtz, 415-983-8418 (VP, Investor Relations)

McKESSON REPORTS FISCAL 2005 FIRST QUARTER RESULTS

•	First quarter revenues of $19.2 billion, up 16%.

•	First quarter net income of $164 million, up 5%, with diluted EPS of 55 cents, up 4%.

SAN FRANCISCO, July 22, 2004 – McKesson Corporation (NYSE: MCK) today reported that revenues for the first quarter ended June 30, 2004, were $19.2 billion, an increase of 16% from $16.5 billion in the first quarter a year ago. Net income was $163.6 million, an increase of 5% from $155.6 million a year ago, and diluted earnings per share was 55 cents, an increase of 4% from 53 cents.

     Pharmaceutical Solutions revenues were up 17% from the first quarter a year ago to $18.2 billion, with operating profit up 10% to $290.5 million. Medical-Surgical Solutions revenues were essentially flat at $707.2 million, with operating profit up 11% to $28.6 million. Provider Technologies revenues were up 11% to $299.7 million, with operating profit up 204% to $14.3 million.

     “Pharmaceutical Solutions revenues were up strongly compared to the first quarter a year ago, driven by solid growth from our U.S. and Canadian pharmaceutical distribution customers and the successful implementation of our new contract with the Department of Veterans Affairs,” said John H. Hammergren, chairman and chief executive officer. “As expected, reduced product sourcing opportunities, our evolving customer mix and strong performance a year ago combined to result in a decline in our operating margin rate. We continue to make progress according to plan in our discussions with manufacturers to improve the economics of our relationships.”

     “In Medical-Surgical Solutions, quarterly revenue growth among alternate site customers and the acquisition of Moore Medical helped offset the previously announced loss of a large acute care customer. We had our sixth straight quarter of year-over-year operating margin improvement.”

     “In Provider Technologies, the revenue increase of 11% in the quarter reflects growth in our clinical suite of products, services and hardware. The integration of our healthcare information technology and hospital automation units is off to a good start and has been well-received by our customers.”

     “Our expectations for the full fiscal year are unchanged. Fiscal 2005 first-half earnings per share will be down modestly compared to the results reported for the first half of Fiscal 2004, with stronger growth resuming in the second half. For the full fiscal year, we expect to earn between $2.20 and $2.35 per share.”

     “Longer-term, our view also remains unchanged. The great fundamentals driving increased demand for high-quality, affordable healthcare and the soundness of our strategies should enable McKesson revenues to grow in line with the markets in which we participate while expanding operating margin at a faster rate. On a combined basis, we believe we can grow revenues in excess of 10% per year. Our goal is to achieve earnings per share growth in the mid-teens once we complete the transitions underway in our business.”

Company Highlights

     The quarter included the following highlights:

•	McKesson began implementation of its pharmaceutical contract with the Department of Veterans Affairs on May 10, exceeding all operational requirements of the customer from the start to the 670 VA sites. Annual revenues on this contract are expected to exceed $3.5 billion.

•	McKesson was awarded pharmaceutical distribution for the AdvancePCS business acquired by its customer, Caremark, which will be implemented beginning in September 2004.

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•	Canadian revenues were up 20%, including a positive currency impact of 3%. The growth resulted from increased shipments by pharmaceutical manufacturers through McKesson. Operating margin rate improved as a result of internal efficiencies and the customers’ expanded use of a total McKesson solution.

•	The integration of McKesson’s payor software business and disease management business into a single payor business is well underway, with good results in both the government and commercial sides of the business. Sales of code auditing software increased in the quarter as three new state Medicaid plans were added as customers, bringing the total served to 13. McKesson’s penetration of disease management programs for state Medicaid programs continues to increase.

•	McKesson Medical-Surgical had strong revenue growth among its primary care customers driven by the introduction of several new products and increased sales of vaccines. Installation of a new operating information system continued on schedule, contributing to the improvement in operating margin. We also introduced a new information technology service that allows hospitals and health networks to better analyze, understand and manage medical supply purchasing and better control costs.

•	McKesson Provider Technologies had eight products ranked #1 or #2 in the KLAS TOP 20 Mid-year Report Card of customer satisfaction rankings, the most of any vendor. Another five products ranked #3.

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•	In July, McKesson Provider Technologies announced two new solutions for enhancing the patient experience and equipping patients to become better informed and active in managing their own care. McKesson Telehealth Advisor provides homecare monitoring and disease management, while Horizon PatientVision uses a bedside display or television to provide secure access to patient information with on-demand entertainment options, Internet access, e-mail and educational services.

     As previously disclosed, operating income for the quarter included $41 million in cash proceeds from the settlement of an antitrust class action lawsuit involving a drug manufacturer offset in part by a $12 million charge associated with a supplemental pension plan.

Risk Factors

     Except for historical information contained in this press release, matters discussed may constitute “forward-looking statements”, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that involve risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These statements may be identified by their use of forward-looking terminology such as “believes”, “expects”, “anticipates”, “may”, “will”, “should”, “seeks”, “approximates”, “intends”, “plans”, “estimates” or the negative of these words or other comparable terminology. The most significant of these risks and uncertainties are described in the company’s Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and Exchange Commission and include, but are not limited to: the resolution or outcome of pending shareholder litigation regarding the 1999 restatement of our historical financial statements; the changing U.S. healthcare environment, including the impact of current and potential future mandated benefits; changes in private and governmental reimbursement or in the delivery systems for healthcare products and services; governmental efforts to regulate the pharmaceutical supply chain; changes in pharmaceutical and medical-surgical manufacturers’ pricing, selling, inventory,

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distribution or supply policies or practices; substantial defaults in payment or a material reduction in purchases by large customers; challenges in integrating and implementing the company’s software and software-related system products, or the slowing or deferral of demand for these products; the company’s ability to successfully identify, consummate and integrate strategic acquisitions; changes in generally accepted accounting principles (GAAP); tax legislation initiatives; foreign currency fluctuations; and general economic conditions. The reader should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The company assumes no obligation to update or revise any such statements, whether as a result of new information or otherwise.

New Segment Reporting

     On April 26, 2004, McKesson announced several changes to its segment reporting that take effect in the current fiscal year. McKesson reports in three segments: Pharmaceutical Solutions, Medical-Surgical Solutions and Provider Technologies. McKesson Provider Technologies combines the former McKesson Information Solutions segment, the McKesson Inpatient Automation business, which provides automation products for the hospital market; and McKesson Corporate Solutions Group, a unit that coordinates strategic sales of products and services across multiple McKesson business units. The results of Inpatient Automation were previously reported in the Pharmaceutical Solutions segment. Retail Automation provides automation products to the retail pharmacy sector and continues to be reported in Pharmaceutical Solutions.

     The Clinical Auditing and Compliance Division, which sells software to payors for auditing professional claims, is now reported in the Pharmaceutical Solutions segment which already includes other Payor businesses. Its results were previously reported in McKesson Information Solutions. Zee Medical, which provides first aid and safety products and training services to corporate customers, is now reported in the Medical-Surgical Solutions segment. Its results were previously reported in the Pharmaceutical Solutions segment.

     All results in the attached press release tables have been reclassified to reflect the new reporting structure on a comparable basis.

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     A Webcast of the company’s regular conference call to review financial results with the financial community is available through McKesson’s website, www.mckesson.com, live at 5 PM EDT today and on replay afterwards. Shareholders are encouraged to review SEC filings and more information about McKesson, all of which are located on the company’s website.

About McKesson

     McKesson Corporation (NYSE: MCK) is a Fortune 16 healthcare services and information technology company dedicated to helping its customers deliver high-quality healthcare by reducing costs, streamlining processes and improving the quality and safety of patient care. Over the course of its 170-year history, McKesson has grown by providing pharmaceutical and medical-surgical supply management across the spectrum of care; healthcare information technology for hospitals, physicians, homecare and payors; hospital and retail pharmacy automation; and services for manufacturers and payors designed to improve outcomes for patients. For more information, visit us at www.mckesson.com.

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Schedule I

McKESSON CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(in millions except per share amounts)

	Quarter Ended June 30,
	FY05	FY04	Chg.
Revenues	$19,186.6	$16,524.2	16%
Cost of sales	18,334.6	15,737.7	17

Gross profit	852.0	786.5	8
Operating expenses	591.2	534.9	11

Operating income	260.8	251.6	4
Interest expense	(29.6)	(29.8)	(1)
Other income	14.9	11.9	25

Income before income taxes	246.1	233.7	5
Income taxes	(82.5)	(78.1)	6

Net income	$163.6	$155.6	5%

Earnings per common share
Diluted (1)	$0.55	$0.53	4%
Basic	$0.56	$0.54	4%
Shares on which earnings per common share were based
Diluted	300.1	298.1	1%
Basic	291.4	289.8	1%

(1)	For the quarters ended June 30, 2004 and 2003, interest expense, net of related income taxes, of $1.5 million has been added to net income for purposes of calculating diluted earnings per share. This adjustment reflects the impact of the Company’s potentially dilutive obligations.

Schedule II

McKESSON CORPORATION
CONDENSED CONSOLIDATED OPERATING INFORMATION BY BUSINESS SEGMENT
(unaudited)
(in millions)

	Quarter Ended June 30,
	FY05	FY04	Chg.
REVENUES
Pharmaceutical Solutions
U.S. Healthcare direct distribution & services	$11,011.3	$9,335.0	18%
U.S. Healthcare sales to customers’ warehouses	5,916.2	5,164.4	15

Subtotal	16,927.5	14,499.4	17
Canada distribution & services	1,252.2	1,044.0	20

Total Pharmaceutical Solutions	18,179.7	15,543.4	17

Medical-Surgical Solutions	707.2	710.1	-

Provider Technologies
Software & software systems	50.6	45.6	11
Services	222.2	204.3	9
Hardware	26.9	20.8	29

Total Provider Technologies	299.7	270.7	11

Total revenues	$19,186.6	$16,524.2	16

GROSS PROFIT
Pharmaceutical Solutions	$560.4	$518.2	8
Medical-Surgical Solutions	158.7	146.0	9
Provider Technologies	132.9	122.3	9

Gross profit	$852.0	$786.5	8

OPERATING EXPENSES
Pharmaceutical Solutions	$275.4	$259.1	6
Medical-Surgical Solutions	131.1	121.4	8
Provider Technologies	119.8	119.7	-
Corporate	64.9	34.7	87

Operating expenses	$591.2	$534.9	11

OTHER INCOME
Pharmaceutical Solutions	$5.5	$5.9	(7)
Medical-Surgical Solutions	1.0	1.2	(17)
Provider Technologies	1.2	2.1	(43)
Corporate	7.2	2.7	167

Other income	$14.9	$11.9	25

OPERATING PROFIT
Pharmaceutical Solutions	$290.5	$265.0	10
Medical-Surgical Solutions	28.6	25.8	11
Provider Technologies	14.3	4.7	204

Operating profit	333.4	295.5	13
Corporate	(57.7)	(32.0)	80

Income before interest expense and income taxes	$275.7	$263.5	5%

STATISTICS
Operating profit as a % of revenues
Pharmaceutical Solutions	1.60%	1.70%	(10)	bp
Medical-Surgical Solutions	4.04%	3.63%	41
Provider Technologies	4.77%	1.74%	303

Return on Stockholders’ Equity	13.1%	13.6%
Return on Committed Capital	23.2%	24.8%

Schedule III

McKESSON CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in millions)

	June 30,	March 31,
	2004	2004
ASSETS
Current Assets
Cash and equivalents	$836.7	$708.0
Marketable securities available for sale	10.1	9.8
Receivables, net	5,448.4	5,418.8
Inventories	7,379.2	6,735.1
Prepaid expenses and other	141.9	132.5

Total	13,816.3	13,004.2
Property, Plant and Equipment, net	594.4	599.9
Capitalized Software Held for Sale	129.2	129.4
Notes Receivable	200.0	172.2
Goodwill and Other Intangibles	1,503.0	1,490.2
Other Assets	900.5	844.3

Total Assets	$17,143.4	$16,240.2

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Drafts and accounts payable	$8,253.6	$7,364.0
Deferred revenue	469.8	503.2
Short-term borrowings	23.4	—
Current portion of long-term debt	263.0	274.8
Other	1,002.6	1,274.3

Total	10,012.4	9,416.3
Postretirement Obligations and Other Noncurrent Liabilities	502.8	448.8
Long-Term Debt	1,205.2	1,209.8
Stockholders’ Equity	5,423.0	5,165.3

Total Liabilities and Stockholders’ Equity	$17,143.4	$16,240.2

Schedule IV

McKESSON CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(in millions)

	Quarter Ended June 30,
	FY05	FY04
OPERATING ACTIVITIES
Net Income	$163.6	$155.6
Adjustments to Reconcile to Net Cash Provided (Used) By Operating Activities:
Depreciation	27.4	25.1
Amortization	33.9	27.9
Provision for bad debts	6.7	2.6
Deferred taxes on income	107.2	39.0
Other non-cash items	(1.0)	(1.9)

Total	337.8	248.3

Effects of Changes In:
Receivables	(65.9)	(464.5)
Inventories	(636.4)	76.3
Accounts and drafts payable	664.1	317.2
Deferred revenue	(35.3)	(36.5)
Taxes	(49.2)	4.7
Other	(86.8)	(104.7)

Total	(209.5)	(207.5)

Net cash provided by operating activities	128.3	40.8

INVESTING ACTIVITIES
Property Acquisitions	(22.9)	(30.3)
Capitalized Software Expenditures	(37.0)	(50.8)
Acquisitions of Businesses, Less Cash and Short-Term Investments Acquired	(37.4)	(0.6)
Notes Receivable Issuances, Net	(28.0)	(4.0)
Proceeds from Sale of Notes Receivable	21.0	—
Proceeds from Sale of Business	12.3	—
Other	(4.8)	22.3

Net cash used by investing activities	(96.8)	(63.4)

FINANCING ACTIVITIES
Proceeds from Issuance of Debt	23.4	—
Repayment of Debt	(12.9)	(5.4)
Capital Stock Transactions:
Issuances	83.0	34.7
Share repurchases	—	(75.3)
ESOP notes and guarantees	12.5	4.9
Dividends paid	(17.5)	(17.5)
Other	8.7	4.4

Net cash provided (used) by financing activities	97.2	(54.2)

Net Increase (Decrease) in Cash and Equivalents	128.7	(76.8)
Cash and Equivalents at Beginning of Period	708.0	522.0

Cash and Equivalents at End of Period	$836.7	$445.2

Schedule V

McKESSON CORPORATION
RETURN ON STOCKHOLDERS’ EQUITY AND COMMITTED CAPITAL
(unaudited)
(in millions)

	Quarter Ended June 30,
	FY05	FY04
Net income- last 4 quarters	$654.5	$593.7
Stockholders’ equity- 5 quarter average	$5,014.4	$4,363.4
Return on stockholders’ equity	13.1%	13.6%

Adjusted income- last 4 quarters
Income before interest expense and income taxes	$1,043.8	$1,027.7
Amortization of intangibles	22.8	18.9

Adjusted income	$1,066.6	$1,046.6

Committed capital- 5 quarter average
Long-term debt	$1,489.1	$1,558.9
Short-term borrowings	75.2	62.4
Non-current portion of deferred income taxes	1.0	(2.9)
Stockholders’ equity	5,014.4	4,363.4
Cash, cash equivalents and marketable securities	(502.5)	(386.2)
Goodwill and other intangibles	(1,479.3)	(1,381.5)

Committed capital	$4,597.9	$4,214.1

Return on committed capital	23.2%	24.8%

The Company utilizes return on committed capital as a measure to evaluate its ability to generate income relative to its investment in capital. The Company believes that the most directly comparative GAAP measure is return on stockholders’ equity.